UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2019

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(Address of principal executive offices, including zip code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
National CineMedia, Inc.:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

National CineMedia, LLC: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
5.875% Senior Secured Notes and Indenture
On October 8, 2019, National CineMedia, Inc.’s consolidated subsidiary, National CineMedia, LLC (“NCM LLC”), completed a private offering of $400.0 million aggregate principal amount of 5.875% senior secured notes due 2028 (the “2028 Notes”) to eligible purchasers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in compliance with Regulation S under the Securities Act. The 2028 Notes were issued at 100% of the face amount thereof.
The 2028 Notes were issued pursuant to an Indenture, dated as of October 8, 2019 (the “Indenture”), between NCM LLC and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The 2028 Notes are senior secured obligations of NCM LLC, secured by a first priority security interest on substantially all of NCM LLC’s properties and assets that secure NCM LLC’s existing senior secured credit facility, which interests will be pari passu with the interests securing NCM LLC’s existing senior secured credit facility. The Indenture also allows NCM LLC to enter into an asset backed loan facility (an “ABL Facility” and the obligations thereunder, the “ABL Obligations”) and provides that from the date of closing an ABL Facility, subject to certain exceptions, the ABL priority collateral will be granted to the holders of the ABL Obligations on a first priority basis and the remaining collateral will be granted to the holders of the ABL Obligations on a second-lien basis. The 2028 Notes rank equally in right of payment with NCM LLC’s existing and future senior indebtedness that is not subordinated in right of payment to the 2028 Notes, including NCM LLC’s existing senior secured credit facility, any future ABL Facility, and NCM LLC’s existing 5.750% senior notes due 2026 (the “2026 Notes”), in each case, without giving effect to collateral arrangements. The 2028 Notes will be effectively senior to NCM LLC’s existing and future senior unsecured indebtedness, including the 2026 Notes, and any obligations secured by permitted liens on the collateral ranking junior in priority to the liens on the collateral securing the 2028 Notes, to the extent of the value of the assets securing the 2028 Notes. The 2028 Notes will be effectively subordinated to any obligations that are secured by any of NCM LLC’s assets that are not part of the collateral for the 2028 Notes or that are secured by liens on the collateral ranking senior in priority to the liens on the collateral securing the 2028 Notes (including, if NCM LLC enters into an ABL Facility, with respect to the liens on NCM LLC’s accounts receivable and cash or cash equivalents), to the extent of the value of the assets securing the 2028 Notes.
The 2028 Notes will mature on April 15, 2028. Interest on the 2028 Notes accrues at a rate of 5.875% per annum and is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2020. NCM LLC will pay interest to those persons who were holders of record at the close of business on the April 1 and October 1 immediately preceding the interest payment date.
At any time prior to April 15, 2023, NCM LLC may redeem all or any portion of the 2028 Notes at a redemption price equal to 100% of the principal amount plus the applicable premium, plus accrued and unpaid interest, if any, to the redemption date. On or after April 15, 2023, NCM LLC may redeem all or any portion of the 2028 Notes at specified redemption prices, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to April 15, 2023, NCM LLC may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the 2028 Notes from the net proceeds of certain equity offerings at a redemption price equal to 105.875% of the principal amount of the 2028 Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the 2028 Notes remains outstanding after each such redemption and the redemption occurs within 90 days after the closing of such applicable equity offering.
Upon the occurrence of a Change of Control (as defined in the Indenture), NCM LLC will be required to make an offer to purchase all outstanding 2028 Notes at a purchase price equal to 101% of the principal amount of the 2028 Notes, plus accrued and unpaid interest, if any, to the date of repurchase.
The Indenture contains covenants that, among other things, restrict NCM LLC’s ability and the ability of its restricted subsidiaries, if any, to: (1) incur additional debt; (2) make distributions or make certain other restricted payments; (3) make certain investments; (4) incur certain liens; (5) sell assets or merge with or into other companies; and (6) enter into transactions with affiliates. All of these restrictive covenants are subject to a number of important exceptions and qualifications. In particular, NCM LLC may distribute all of its quarterly available cash as a restricted payment or as an investment, provided that NCM LLC satisfies a minimum net senior secured leverage ratio.
The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include default in the payment of interest or principal when due, the breach of covenants contained in the Indenture, payment defaults or acceleration of other indebtedness, the failure to pay certain judgments, failure of liens securing the 2028 Notes to be enforceable or of the priority required and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding 2028 Notes may declare the principal of, premium, if any, and accrued but unpaid interest on all the 2028 Notes to be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization, all outstanding 2028 Notes will become due and payable immediately without further action or notice.
The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
The information provided in Item 1.01 of this Form 8-K concerning the Indenture and the 2028 Notes is hereby incorporated into this Item 2.03.
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On October 8, 2019, NCM LLC called for redemption the entire $400.0 million aggregate principal amount outstanding of NCM LLC’s existing 6.00% senior secured notes due 2022 (the “2022 Notes”). The redemption price for the 2022 Notes is 101.000% of the principal amount thereof plus accrued and unpaid interest thereon, to but not including the redemption date. The redemption date will be November 7, 2019.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of October 8, 2019, by and between NCM LLC and Wells Fargo Bank, National Association, as trustee.
4.2	Form of 5.875% Senior Secured Notes due 2028 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: October 8, 2019	By:	/s/ Katherine L. Scherping
Katherine L. Scherping
Chief Financial Officer

NATIONAL CINEMEDIA, LLC
By: National CineMedia, Inc., its manager

Dated: October 8, 2019	By:	/s/ Katherine L. Scherping
Katherine L. Scherping
Chief Financial Officer